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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56257 of Bernard Chaus, Inc. on Form S-8 of our report dated August 28, 2002 (September 27, 2002 as to Note 6), appearing in the Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 2002.


DELOITTE & TOUCHE LLP
Parsippany, New Jersey

September 27, 2002